Exhibit 23

Consent of Independent Auditors

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File Numbers 333-41323, as amended, and 333-57557) of Diamond Hill Investment Group, Inc. of our report relating to the financial statements of Diamond Hill Investment Group, Inc. dated January 20, 2005, appearing in the Annual Report on Form 10-KSB of Diamond Hill Investment Group, Inc. for the year ended December 31, 2004.

/s/    BKR LONGANBACH GIUSTI, LLC

Columbus, Ohio

March 11, 2005